UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2004 and March 2, 2005, the Board of Directors of Pope & Talbot, Inc. (the “Company”) approved amendments, as described below, to the Company’s Employee Stock Option Plan (the “Plan”), subject to the approval by the Company’s stockholders of the amendments at the 2005 Annual Meeting of the Company’s Stockholders held on May 5, 2005 (the “2005 Annual Meeting”). The amendments were approved by the requisite vote of the Company’s stockholders at the 2005 Annual Meeting and became effective as of May 5, 2005.

Under the Plan amendments:

•	an additional 750,000 shares of common stock were reserved under the Plan and the Company’s 1996 Non-Employee Director Stock Option Plan (which latter plan has, except as to options previously granted thereunder, been terminated effective as of May 4, 2005), thereby increasing the total number of shares reserved for issuance under those plans from 2,500,000 to 3,250,000 shares;

•	non-employee directors became eligible to receive awards under the Plan;

•	the Plan’s name was changed from “Employee Stock Option Plan” to the “Stock Incentive Plan” consistent with the expansion of eligibility to include non-employee directors and the use of the Plan to grant restricted stock as well as stock options;

•	the Compensation Committee’s ability to price options under the Plan at less than 100% of the per share price of the Company’s common stock as quoted on the NYSE on the grant date was removed; and

•	the Compensation Committee’s ability to cancel and re-grant options under the Plan was removed.

A copy of the Plan, as amended, is filed as Exhibit 10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 2, 2005, the Company’s Board of Directors approved an amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 20 million shares to 30 million shares, subject to approval of the Company’s stockholders at the 2005 Annual Meeting (the “Common Stock Amendment”). Also on March 2, 2005, the Company’s Board of Directors approved an amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to increase the number of shares designated and authorized as the Company’s Series A Junior Participating Preferred Stock from 200,000 shares to 300,000 shares (the “Preferred Stock Amendment”), subject to the approval by the Company’s stockholders of the Common Stock Amendment.

The Common Stock Amendment was approved by the requisite vote of the Company’s stockholders at the 2005 Annual Meeting. Each of the Common Stock Amendment and the Preferred Stock Amendment became effective on May 5, 2005.

A copy of the Restated Certificate of Incorporation, as amended effective as of May 5, 2005, is filed as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.
3.1	Restated Certificate of Incorporation, as amended

10.1	Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 9, 2005.

POPE & TALBOT, INC.
Registrant

By:	/S/ Richard K. Atkinson
Richard K. Atkinson
Title:	Vice President and Chief Financial Officer